UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 6, 2013 (February 1, 2013)

EMERALD OIL, INC.

(Exact name of registrant as specified in its charter)

Montana	1-35097	77-0639000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Broadway, Suite 1360
Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(303) 323-0008

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On February 1, 2013, Emerald Oil, Inc., a Montana corporation (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with WDE Emerald Holdings LLC, a Delaware limited liability company (“WD Investor I”), and White Deer Energy FI L.P., a Cayman Islands exempted limited partnership (together with WD Investor I, the “Investors” and each, an “Investor”), pursuant to which, in exchange for a cash investment of $50 million, the Company will issue to the Investors the following (collectively, the “Investment”):

•	500,000 shares of a new Series A Perpetual Preferred Stock, $0.001 par value per share (the “Series A Preferred Stock”);

•	5,114,633 shares of a new Series B Voting Preferred Stock, $0.001 par value per share (the “Series B Preferred Stock”); and

•	warrants to purchase an initial aggregate amount of 5,114,633 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), at an initial exercise price of $5.77 per share.

The Series A Preferred Stock, the Series B Preferred Stock and the warrants are referred to herein as the “Securities.” The warrants will entitle the holders thereof to acquire a number of shares of Common Stock equal to approximately 19.99% of the shares of Common Stock outstanding as of February 1, 2013, or approximately 16.66% of the Company’s outstanding Common Stock on a diluted basis taking into account the exercise of the warrants.

Johnson Rice & Company L.L.C. has delivered its written opinion to the Company’s Board of Directors that, as of February 1, 2013, and based upon and subject to the factors and assumptions and qualifications set forth therein, the consideration to be received by the Company in the Investment is fair to the Company from a financial point of view. Johnson Rice & Company L.L.C. provided its opinion for the information and assistance of the Company’s Board ofDirectors in connection with its consideration and approval of the Investment on February 1, 2013.

The material terms of the Investment are summarized below:

(i) Series A Preferred Stock. The holders of the Series A Preferred Stock will be entitled to a cumulative dividend on each share of Series A Preferred Stock of 10% per annum from the date upon which such share is issued (the “Issue Date”), payable quarterly on each March 31, June 30, September 30 and December 31, commencing on March 31, 2013. If the Company voluntarily or involuntarily liquidates, dissolves or winds up its affairs, each holder of the Series A Preferred Stock will be entitled to receive out of the Company’s assets available for distribution to shareholders, after satisfaction of liabilities to creditors, if any, and before any distribution of assets is made on the Common Stock or any other shares of the Company’s junior stock, a liquidating distribution in the amount, with respect to each share of Series A Preferred Stock, equal to the sum of (a)(1) on or prior to the second anniversary of the closing date, $112.50, (2) after the second anniversary of the closing date through and including the third anniversary of the closing date, $110.00, (3) after the third anniversary of the closing date through and including the fourth anniversary of the closing date, $105.00 and (4) thereafter, $100.00 and (b) the accrued and unpaid dividends thereon (the “Liquidation Preference”). Prior to April 1, 2015, the Company may pay dividends on the outstanding shares of Series A Preferred Stock either (x) in cash or (y) by issuance of (A) additional shares of Series A Preferred Stock valued at the same value as the initial per share purchase price of the Series A Preferred Stock and (B) an additional warrant (a “PIK Warrant”) to purchase shares of Common Stock (as described below); provided that such dividends must be paid in cash unless and until the Company’s shareholders vote to approve the issuance of any PIK Warrants and any shares of Common Stock issuable upon exercise of such PIK Warrants (“Shareholder Approval”). The Company has the option to redeem shares of Series A Preferred Stock in whole or in part at any time after the Issue Date at the aggregate Liquidation Preferences of the shares so redeemed, subject to a minimum redemption amount equal to the lesser of 50,000 shares or the number of shares then outstanding. The holders of the Series A Preferred Stock will have the right to require the Company to purchase their shares in whole or in part upon the occurrence of specified change in control events at the aggregate Liquidation Preferences of the shares so sold. The Series A Preferred Stock will not vote generally with the Common Stock, but will have specified approval rights with respect to, among other things, changes to the Company’s organizational documents that affect the Series A Preferred Stock, payment of dividends on the Common Stock or other junior stock, redemptions or repurchases of Common Stock or other capital stock and incurrence of certain indebtedness. Upon the occurrence of certain events of default under the Credit Agreement (as defined below), the holders of the Series A Preferred Stock will have additional specified approval rights with respect to, among other things, the incurrence or guarantee by the Company of any indebtedness, any change in compensation or benefits of or employment or severance agreements with officers of the Company and any agreement or arrangement pursuant to which the Company or any of its subsidiaries would pay or incur liability in excess of $1,000,000 over the term of such agreement or arrangement.

(ii) Warrants. The warrants issued at the closing of the Investment will be exercisable for a total of 5,114,633 shares of Common Stock at an initial exercise price of $5.77 per share. Subject to obtaining prior Shareholder Approval, the Company may elect to issue additional shares of Series A Preferred Stock and PIK Warrants on each quarterly dividend payment date of the Series A Preferred Stock prior to April 1, 2015 in lieu of cash dividends. If issued, the PIK Warrants will be exercisable for a number of shares of Common Stock equal to the amount of accrued and unpaid dividends to that dividend payment date divided by the volume-weighted average trading price of the Common Stock for the ten consecutive trading days preceding the dividend payment date, and the exercise price of the warrants will be such volume-weighted average price. The warrants, including any PIK Warrants, will be exercisable at any time and from time to time after the receipt of all applicable regulatory approvals, but in no event later than December 31, 2019. The warrant, or portion thereof representing the right to purchase one share of Common Stock, will be coupled, and trade as a unit, with a share of Series B Preferred Stock. The warrants and the Series B Preferred Stock may not be transferred separately. If and when the warrant is exercised, the holder of the warrant will be required to deliver to the Company, as part of the payment of the exercise price, a number of shares of Series B Preferred Stock equal to the number of shares of Common Stock purchased upon such exercise. The holders of the warrants have the right to pay the exercise price in cash, by electing a cashless exercise (whereby the holder will receive the excess of the market price of the Common Stock over the exercise price in shares of Common Stock valued at the market price) or by tendering shares of Series A Preferred Stock with a Liquidation Preference equal to the exercise price. The warrants contain customary anti-dilution provisions that would adjust the number of shares of Common Stock issuable upon the exercise of the warrants in the event of any Common Stock dividend, split, subdivision, reclassification or combination, as well as modified weighted average anti-dilution provisions that would adjust the warrant exercise price if the Company issues or sells any shares of Common Stock or securities convertible into, or exercisable or exchangeable for, Common Stock for a consideration per share of Common Stock less than the per-share exercise price of the warrants in effect immediately prior to such issuance or sale. In the event (a) that the Company voluntarily or involuntarily liquidates, dissolves or winds up its affairs, or (b) of specified change in control events involving the Company, the Investors will have the right, but not the obligation, to elect to receive, from the Company, in exchange for all, but not less than all, shares of Series A Preferred Stock, shares of Series B Preferred Stock, warrants issued pursuant to the Purchase Agreement and shares of Common Stock issued upon exercise thereof that are then held by the Investors, an additional cash payment that would yield an internal rate of return of 25% to the Investors, taking into account all cash inflows from and cash outflows to the Investors, including cash dividends and distributions paid by the Company and received by the Investors, which right is limited to the Investors and not transferable to a non-affiliate of the Investors.

(iii) Series B Preferred Stock. The holders of Series B Preferred Stock will be entitled to vote in the election of directors and on all other matters submitted to a vote of the holders of Common Stock, with the holders of Series B Preferred Stock and the holders of Common Stock voting together as a single class. Each share of Series B Preferred Stock will have one vote. The voting rights of each share of Series B Preferred Stock may not be exercised by any person other than the holder of the warrant that is part of the unit with such share and will expire on the expiration date of such warrant. The Series B Preferred Stock will have no dividend rights and a liquidation preference of $0.001 per share. Except as provided by law, no share of Series B Preferred Stock will have any voting rights following January 1, 2020. On and from time to time after January 1, 2020, the Company may, at its option, redeem, in whole or in part, the then-outstanding shares of Series B Preferred Stock, at a redemption price per share equal to $0.001.

(iv) Board Designees. Upon the closing of the Investment, the Company has agreed to increase the authorized number of directors constituting the Company’s Board of Directors from seven to eight, and the Investors will collectively have the right to designate one of the eight members of the Company’s Board of Directors. This right to designate a member of the Board will terminate if no shares of Series A Preferred Stock remain outstanding. The initial director to be designated by the Investors is Thomas J. Edelman. Upon the occurrence of certain events of default under the Credit Agreement (as defined below), the holders of the Series A Preferred Stock will be entitled to elect a number of additional directors that, together with the initial director to be designated by the Investors, would constitute the greatest number of members of the Company’s Board of Directors that does not exceed 25% of total number of members of the Company’s Board of Directors to serve as additional members of the Company’s Board of Directors.

(v) Registration Rights. The Company granted registration rights to the Investors with respect to the shares of Common Stock underlying the warrants.

(vi) Other Provisions. The Company has agreed to indemnify the Investors for breaches of the transaction documents, subject to certain negotiated limitations, and to reimburse the Investors for up to $200,000 of expenses in connection with the Investment.

The closing of the Investment, which is scheduled to occur on February 19, 2013, is subject to certain conditions, including among others:

•	the receipt by the Company of a consent, approval or waiver under that certain Credit Agreement, dated as of November 20, 2012, among the Company, Wells Fargo Bank, N.A. and the lenders party thereto (the “Credit Agreement”) in connection with, among other things, the consummation of the Investment; and

•	that since the date of execution of the Purchase Agreement, there shall not have occurred a material adverse effect on (1) the business, properties, results of operations or financial condition of the Company and its subsidiaries, taken as a whole, or (2) the Company’s ability to timely consummate the Investment, subject to certain negotiated limitations.

The Purchase Agreement is terminable by mutual written consent or by either party if: (1) the closing has not occurred by March 19, 2013 or (2) the Investment is enjoined or otherwise prohibited by a final and non-appealable governmental order or ruling.

This description of the Purchase Agreement, the Securities and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such documents, which are attached as Exhibits 4.1, 4.2, 4.3, 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated in this report by reference.

Indemnification Agreements

On February 1, 2013, the Board of Directors of the Company approved a form of indemnification agreement (the “Indemnification Agreements”) to be entered into by the Company with each of its directors. The Indemnification Agreements, among other things, require the Company to indemnify each director to the fullest extent permitted by Montana law, including indemnification of expenses such as attorney’s fees, judgments, fines and settlement amounts incurred by the director in any action or proceeding arising out of the person’s services as a director, officer, employee, agent or other fiduciary of the Company, or services as a director, officer, employee, agent or other fiduciary of another entity at the request of the Company.

This description of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the Indemnification Agreement, which is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated in this report by reference.

Item 3.02 Unregistered Sales of Equity Securities.

White Deer Investment

The disclosure under Item 1.01 of this Current Report on Form 8-K relating to the Purchase Agreement and the Securities is incorporated herein by reference. The Company has conducted the private offering of the Securities in accordance with the Purchase Agreement and pursuant to the exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(2) of the Securities Act and certain rules and regulations promulgated under that section. Each Investor has represented in the Purchase Agreement that it is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act, and that such Investor is acquiring the Securities for its own account for investment purposes and not with a view to or for reselling or distributing such Securities or any part thereof. In addition, each Investor agreed that it would not sell or otherwise dispose of all or any part of its Securities except pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws.

Acreage Acquisition

On February 4, 2013, the Company entered into a purchase and sale agreement with a third party pursuant to which the Company acquired leases of oil and gas properties in McKenzie County, North Dakota. Pursuant to the purchase and sale agreement and as consideration for the approximate $1.9 million purchase price of the acquired leases, the Company issued 313,700 shares of its common stock at a per share value of $6.058 per share, based on the five-day trading volume-weighted average price of the Company’s common stock prior to closing. The Company issued the shares of common stock in reliance upon an exemption from the registration requirements under the Securities Act of 1933, as amended, provided by Section 4(2) thereof.

Item 7.01 Regulation FD Disclosure.

On February 4, 2012, the Company issued a press release announcing that it had entered into the Purchase Agreement with the Investors. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On February 4, 2012, the Company issued a press release announcing increased production guidance and capital spending budget in conjunction with its signed Purchase Agreement with the Investors. A copy of the press release is being furnished as Exhibit 99.2 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“the Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit	Exhibit Description
10.1	Securities Purchase Agreement, dated February 1, 2013, among Emerald Oil, Inc., WDE Emerald Holdings LLC and White Deer Energy FI L.P.
99.1	Press release of Emerald Oil, Inc. issued on February 4, 2013.
99.2	Press release of Emerald Oil, Inc. issued on February 4, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

EMERALD OIL, INC.
By: /s/ Mitchell R. Thompson
Mitchell R. Thompson
Chief Accounting Officer

Date: February 6, 2013

EXHIBIT INDEX

Exhibit	Exhibit Description
10.1	Securities Purchase Agreement, dated February 1, 2013, among Emerald Oil, Inc., WDE Emerald Holdings LLC and White Deer Energy FI L.P.
99.1	Press release of Emerald Oil, Inc. issued on February 4, 2013.
99.2	Press release of Emerald Oil, Inc. issued on February 4, 2013.